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                                                                      EXHIBIT 24


                               POWER OF ATTORNEY



                 KNOW ALL MEN BY THESE PRESENTS that each of the undersigned directors and officers of Bethlehem Steel Corporation, a Delaware corporation ("Bethlehem"), hereby constitutes and appoints Curtis H. Barnette, Gary L. Millenbruch, and Lonnie A. Arnett, and each of them, with full power to act without the others, as his true and lawful attorney-in-fact and agent, with full and several power of substitution, for him and in his name, place and stead, in any and all capacities, to sign the following:

         (i) a Registration Statement on Form S-8 for the registration under the Securities Act of 1933, as amended, of shares of Common Stock of Bethlehem, par value one dollar ($1) per share, to be issued pursuant to the 1994 Stock Incentive Plan of Bethlehem Steel Corporation and any and all amendments thereto; and

         (ii) any and all amendments (including post-effective amendments) to the Registration Statements (Nos. 2-90796 and 33-23516) relating to the 1984 Stock Option Plan and the 1988 Stock Incentive Plan of Bethlehem Steel Corporation;

with power where appropriate to affix the corporate seal of Bethlehem thereto and to attest said seal, and to file, or cause to be filed, the same with all exhibits thereto, and any and all other documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as each of the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

                 IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 8th day of March, 1995.




/s/ Curtis H. Barnette                   /s/ Gary L. Millenbruch

Curtis H. Barnette                       Gary L. Millenbruch
Chairman, Chief Executive Officer        Executive Vice President, Treasurer
(principal financial officer)            (principal executive officer)
and Director                             and Director
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

/s/ Lonnie A. Arnett                                        /s/ Harry P. Kamen

Lonnie A. Arnett                                            Harry P. Kamen, Director
Vice President and Controller
(principal accounting officer)


/s/ Benjamin R. Civiletti                                   /s/ Winthrop Knowlton

Benjamin R. Civiletti, Director                             Winthrop Knowlton, Director


/s/ Worley H. Clark                                         /s/ Robert McClements, Jr.

Worley H. Clark, Director                                   Robert McClements, Jr., Director


/s/ Herman E. Collier, Jr.                                  /s/ Roger P. Penny

Herman E. Collier, Jr., Director                            Roger P. Penny, Director


/s/ John B. Curcio                                          /s/ Dean P. Phypers

John B. Curcio, Director                                    Dean P. Phypers, Director


/s/ William C. Hittinger                                    /s/ William A. Pogue

William C. Hittinger, Director                              William A. Pogue,  Director



/s/ Thomas L. Holton                                        /s/ John F. Ruffle

Thomas L. Holton, Director                                  John F. Ruffle, Director



/s/ Lewis B. Kaden

Lewis B. Kaden, Director
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